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                                                                    Exhibit 10.2


                               PURCHASE AGREEMENT

     This Purchase Agreement, dated as of March 10, 2003, is entered into by and between Sylvan Learning Systems, Inc., a Maryland corporation (the "COMPANY"), and Incubator Investment, LLC, a Minnesota limited liability company (the "MINORITY INVESTOR").

     Capitalized terms used and not otherwise defined upon first usage herein are defined in Section 7 hereof.

1. SALE AND PURCHASE OF MINORITY INTERESTS.

   1.1. AGREEMENT TO SELL AND PURCHASE MINORITY INTERESTS. The Company hereby agrees to issue and sell to the Minority Investor and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, the Minority Investor agrees to purchase from the Company 193,658 Company Shares in exchange for 4.9121 Common Units of Sylvan Ventures. Upon consummation of such sale, the Company hereby assumes any liability or obligation of the Minority Investor to make additional contributions to Sylvan Ventures as a holder of the Common Units pursuant to the terms of the Operating Agreement.

   1.2. CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place on March 12, 2003, at the offices of the Company, 1001 Fleet Street, Baltimore, Maryland 21202, or by facsimile exchange of required documentation, or at such other date and place as the Company and the Minority Investor may agree (the date on which the Closing actually occurs, the "CLOSING DATE").

   1.3. CLOSING DELIVERIES. The obligations of the Minority Investor to purchase the Company Shares at Closing and of the Company to sell the Company Shares at Closing are subject to the fulfillment, or the waiver by the applicable party, of each of the following conditions on or before the Closing:

   a. the Company will deliver to the Minority Investor one or more certificates representing the Company Shares to be sold to and purchased by the Minority Investor pursuant to this Agreement, free and clear of all Liens, each of which shall be registered in the Minority Investor's name (or if requested by such Minority Investor, its nominee or designee) in the Company's records; and

   b. the Minority Investor will deliver to the Company the certificates, if any, representing the Minority Interest. The Minority Investor hereby consents to and authorizes the Board of Managers of Sylvan Ventures to effect any amendment to the Operating Agreement necessary to reflect the transactions contemplated by this Agreement.

   2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Minority Investor to enter into this Agreement and to purchase the Company Shares, the Company hereby represents and warrants to the Minority Investor as follows. Except for those representations and warranties expressly set forth in this Section 2, the Company does not make any representations or warranties, express or implied, at law or in equity, of any kind or nature whatsoever


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   concerning its organization or operations, and any such other representations are hereby expressly disclaimed in full and for all time.

   2.1. ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has all requisite corporate power and authority to carry on its business as now being conducted by it.

   2.2. CORPORATE POWER; BINDING EFFECT. The Company has all requisite power and full legal right to execute and deliver this Agreement and to perform all of its obligations hereunder. This Agreement and the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its respective terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights generally and by the availability of injunctive relief, specific performance and other equitable remedies).

   2.3. VALID ISSUANCE OF COMPANY COMMON STOCK. The Company Shares being issued and sold by the Company hereunder shall, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and non-assessable, and be free and clear of any and all Liens.

   2.4. SEC REPORTS; FINANCIAL STATEMENTS. Since January 1, 2001, the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied on the date of filing in all material respects with the applicable legal requirements (the "COMPANY SEC REPORTS"). None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   2.5. CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Company's articles of incorporation or bylaws, (ii) other than filings required by federal and state securities laws, require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute a default under any of the terms, conditions or provisions of any material agreement to which the Company is bound, or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Company. As of the Closing Date, the Board of Managers of Sylvan Ventures has approved and consented to this Agreement and the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE MINORITY INVESTOR. In order to induce the


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Company to enter into this Agreement and to sell the Company Shares, the
Minority Investor represents and warrants to the Company as follows. Except for those representations and warranties expressly set forth in this Section 3, the Minority Investor does not make any representations or warranties, express or implied, at law or in equity, of any kind or nature whatsoever concerning its organization or operations or the organization or operations of Sylvan Ventures, and any such other representations are hereby expressly disclaimed in full and for all time.

   3.1. TITLE TO MINORITY INTERESTS. The Minority Investor owns the Minority Interest. The Minority Investor has, on the date hereof, and is conveying to the Company, and the Company is acquiring good title to such Minority Interest, free and clear of any and all Liens, other than restrictions set forth in the Operating Agreement, if any.

   3.2. POWER; BINDING EFFECT. The Minority Investor has all requisite power, capacity and full legal right to execute and deliver this Agreement and to perform all of its obligations hereunder. This Agreement has been duly executed and delivered by the Minority Investor and constitutes a legal, valid and binding obligation of the Minority Investor, enforceable against it in accordance with its respective terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights generally and by the availability of injunctive relief, specific performance and other equitable remedies).

   3.3. CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by the Minority Investor, the consummation by the Minority Investor of the transactions contemplated hereby or compliance by the Minority Investor with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Minority Investor's certificate of organization or operating agreement, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute a default under any of the terms, conditions or provisions of any material agreement to which the Minority Investor is bound, other than consents required by the Operating Agreement, if any, or (iv) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Minority Investor.

   3.4. ACCREDITED INVESTOR STATUS. The Minority Investor is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act. The Minority Investor is relying solely on its own decision or the advice of its own adviser(s) with respect to an investment in the Company and the purchase of the Company Shares, and, other than the representations and warranties of the Company set forth in this Agreement, has neither received nor relied on any communication from the Company, its officers or agents regarding any legal, investment or tax advice relating to an investment in the Company and the purchase of the Company Shares.

   3.5. INVESTMENT. The Minority Investor is acquiring the Company Shares for its own account for investment and not with a view to, or in connection with, any public offering or distribution of the same, and without any present intention to sell the same at any particular event or circumstances. The Company acknowledges that, consistent with the provisions of Sections 5.2 and 6 of this Agreement, the Minority Investor intends to distribute the Company Shares to its members that are Accredited Investors. The Minority Investor has no agreement or other


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arrangement with any person to sell, transfer or pledge any part of the Company
Shares which would guarantee it any profit or against any loss with respect to the Company Shares.

4. REGISTRATION AND TRANSFER OF COMPANY SHARES.

   4.1. TRANSFER AND EXCHANGE OF COMPANY SHARES. The Company will cause a transfer agent to maintain a register in which will be entered the names and addresses of the holders of the Company Shares and the particulars of the respective Company Shares held by them and of all transfers of the Company Shares. Upon surrender to such transfer agent of any certificate representing Company Shares for registration, exchange or (subject to compliance with applicable federal and state securities laws and the applicable provisions of this Agreement, including without limitation the conditions set forth in Sections 5 and 6 hereof) transfer, the Company will cause the transfer agent to issue, at the Company's expense, one or more new certificates, in such denomination or denominations as may be requested, for such Company Shares and registered as such holder may request. Any certificate representing Company Shares surrendered for registration, exchange or transfer will be duly endorsed for transfer, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any registration, exchange or transfer provided for in this Section 4.

   4.2. REPLACEMENT OF COMPANY SHARES. In the case of any loss, theft, destruction or mutilation of the certificate representing any of the Company Shares, upon receipt of evidence thereof reasonably satisfactory to the Company, and (i) in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (ii) in the case of any such mutilation, upon the surrender to the Company at its principal office of such mutilated certificate for cancellation, the Company will execute and deliver, in lieu thereof, new certificates of like tenor. Any old stock certificate in lieu of which any such new stock certificate has been so executed and delivered by the Company will not be deemed to be outstanding for any purpose of this Agreement or otherwise.

   4.3. RELIANCE ON REGISTER. The Company may rely for all purposes hereunder on record ownership as shown on the register described in this Section 4 (except to the extent that such register fails to reflect a transfer of which the Company received due notice in accordance with Section 8.3 of this Agreement).

5. RESTRICTIONS ON TRANSFER.

   5.1. GENERAL RESTRICTION. The Company Shares will be transferable only in compliance with the conditions set forth in this Section 5. Any transfer or purported transfer in violation of this Section 5 will be void.

   5.2. NOTICE OF TRANSFER. Prior to any transfer of any Company Shares, the holder thereof will give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee, accompanied by the written agreement of the proposed transferee to be bound by all of the provisions hereof applicable to holders of Company Shares hereunder. In connection with the transfer of any


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Company Shares (other than a transfer pursuant to Rule 144 promulgated under the
Securities Act or any similar rules then in effect or a transfer to a member of the Minority Investor who is an Accredited Investor and agrees to be bound by this Agreement), the Company may request an opinion of counsel of such holder prior to such transfer to the effect that such transfer is exempt from the registration requirements of the Securities Act.

   5.3. RESTRICTIVE LEGENDS. For so long as the Company Shares remain subject to the restrictions on transfer set forth in this Section 5, the certificates representing such Company Shares will bear restrictive legends in substantially the following form:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATIONS OR VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND SUCH LAWS.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A CERTAIN PURCHASE AGREEMENT DATED MARCH 10, 2003 BETWEEN THE COMPANY AND THE HOLDER (THE "PURCHASE AGREEMENT"). COPIES OF THE PURCHASE AGREEMENT COVERING SUCH TERMS AND RESTRICTING THE TRANSFER OF SHARES IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE COMPANY.

   5.4. TERMINATION OF RESTRICTIONS. The restrictions imposed by this Section 5 upon the transferability of Company Shares will terminate as to any particular Company Shares when such Company Shares have been sold pursuant to an effective registration statement under the Securities Act, or pursuant to Rule 144 under the Securities Act or any other exemption from the registration requirements of the Securities Act pursuant to which the transferee is eligible to receive securities that are not "restricted securities" within the meaning of that term as defined in Rule 144(a)(3) or may be sold pursuant to Rule 144(k). Upon receipt of an opinion of counsel reasonably satisfactory to the Company to the effect that the legend described in the first paragraph of Section 5.3 hereof no longer applies to such Company Shares, the Company shall promptly issue a replacement certificate evidencing such Company Shares which does not contain such legend. In addition, upon expiration of the Lock-Up Period or other termination of the provisions of Section 6 with respect to any Company Shares, the Company shall issue a replacement certificate evidencing such Company Shares which does not contain the legend described in the second paragraph of Section 5.3.

6. LOCK-UP AGREEMENT. Except as otherwise provided in this Section 6, the Minority Investor agrees not to sell, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of or otherwise dispose of any Company Shares or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company Shares, whether any such previously described transaction is to be settled by delivery of the Company Shares or other securities, in cash or otherwise, without the


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prior written consent of the Company, for a term of three years beginning on the date first written above (such period, the "LOCK-UP PERIOD"). The Company may impose stop-transfer instructions with respect to Company Shares subject to the foregoing restrictions until the end of such Lock-Up Period. Notwithstanding anything to the contrary in this Agreement, the Minority Investor shall have the right to distribute all or any portion of the Company Shares to one or more of the members of the Minority Investor, and any such member shall have the right to transfer all or any portion of such Company Shares to one or more Permitted Transferees of such member, without the consent of the Company, provided that the transferee of Company Shares agrees in writing to be bound by the restrictions of Sections 5 and 6, and provided further that any party participating in any such distribution or transfer shall not directly or indirectly recognize any income or loss for federal income tax purposes as a result of such distribution or transfer of Company Shares or realize any income or loss for federal income tax purposes as a result of such distribution or transfer of Company Shares during the Lock-Up Period. Notwithstanding anything to the contrary in this Agreement, the Minority Investor, its members and its Permitted Transferees shall have the right to tender all of the Company Shares in a tender offer for 100% of the Company's issued and outstanding shares of Company Common Stock.

7. DEFINITIONS. For all purposes of this agreement, the following terms will have the meanings set forth or cross-referenced in this Section 7.

   "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

   "Closing" shall have that meaning set forth in Section 1.2.

   "Closing Date" shall have that meaning set forth in Section 1.2.

   "Common Units" shall have that meaning set forth in the Operating Agreement.

   "Company Common Stock" means shares of common stock of the Company, par value $0.10 per share.

   "Company Shares" means the shares of Company Common Stock sold to the Minority Investor pursuant to this Agreement as well as any additional shares of common stock of the Company issued with respect to such shares as a result of stock dividends, stock splits or other similar transactions. Company Shares shall not include shares of stock in any other Person that is the surviving entity in a merger or similar transaction involving the Company provided that less than 75% of the voting power of such surviving entity is held by the shareholders of the Company prior to such transaction.

   "Governmental Entity" means any Federal, state, local or foreign governmental authority or regulatory body, any subdivision, agency, commission or authority thereof or any quasi-governmental or private body exercising any governmental regulatory authority thereunder, or any court, arbitrator or other judicial or quasi-judicial tribunal.

   "Liens" means any and all liens, options, claims, mortgages, security interests, pledges, charges or encumbrances; provided, however, that "Liens" shall not include any encumbrance or


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other liability created in respect of Sylvan Ventures capital call number 19 in the amount of $40,917.04.

   "Lock-Up Period" has that meaning set forth in Section 6.

   "Minority Interest" means the 4.9121 Common Units of Sylvan Ventures owned by the Minority Investor.

   "Operating Agreement" means the Limited Liability Company Agreement of Sylvan Ventures, dated as of June 30, 2000, as amended effective as of July 28, 2000.

   "Other Minority Investor" has that meaning set forth in Section 8.10.

   "Permitted Transferee" means, with respect to any Person, such Person's spouse and/or descendants (whether natural or adopted) and any trust, corporation, limited liability company or family partnership for the benefit of or owned by such Person and/or such Person's spouse and/or such Person's descendants, provided that such Permitted Transferee shall have agreed in writing to be bound by this Agreement and such transfer complies with the requirements of the Securities Act.

   "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund or any other business entity.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Sylvan Ventures" means Sylvan Ventures, LLC, a Delaware limited liability company.

8. MISCELLANEOUS PROVISIONS.

   8.1. PURCHASE PRICE FOR INCOME TAX PURPOSES. The Company and the Minority Investor hereby agree that, for federal and state income tax purposes, the purchase price for the Company Shares acquired by the Minority Investor under this Agreement shall be deemed to be $1,782,000.00. Each of the Company and the Minority Investor shall use reasonable efforts to file its federal and state income tax returns in a manner consistent with such agreement.

   8.2. AMENDMENTS, CONSENTS, WAIVERS. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

   8.3. NOTICES. All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after dispatch), (iii) sent by a reputable, established courier service that guarantees overnight delivery (effective the next business day) or (iv) dispatched by telecopier if the telecopy is received in complete, readable form (effective upon dispatch), addressed as follows (or to such other address as the recipient


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party may have furnished to the sending party for the purpose pursuant to this
Section 8.3):

   a. If to the Company:

      Sylvan Learning Centers, Inc.
      1001 Fleet Street
      Baltimore, Maryland 21202
      Attention:  Robert W. Zentz, Esq.
      Tel:  410-843-8043
      Fax:  410-843-8544

      With copies sent at the same time and by the same means to:

      Shaw Pittman LLP
      2300 N Street, NW
      Washington, D.C. 20037
      Attention:  Robert B. Robbins, Esq.
      Tel:  202-663-8136
      Fax:  202-663-8007

   b. If to the Minority Investor:

      Incubator Investment, LLC
      c/o Nasser Kazeminy
      NJK Holding Corporation
      7803 Glenroy Road
      Suite 300
      Bloomington, MN 55439
      Tel: 952-831-7777
      Fax: 952-830-1583

      With copies sent at the same time and by the same means to:

      Michael T. Davies
      c/o NJK Holding Corporation
      7803 Glenroy Road
      Suite 300
      Bloomington, MN 55439
      Tel: 952-831-7777
      Fax: 952-830-1583

   8.4. COUNTERPARTS, EFFECTIVENESS. This Agreement and any amendments which may be executed by the parties in separate counterparts (including by facsimile), each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such complete counterpart.

   8.5. CAPTIONS. The captions or subsections of this Agreement are for reference only


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and will not affect the interpretation or construction of this Agreement.

   8.6. BINDING EFFECT AND BENEFITS. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the benefit of the Minority Investor will inure to the benefit of all transferees of the Minority Investor, and the applicable provisions of this Agreement that bind the Minority Investor will bind all transferees of the Minority Investor. Except as provided in Section 8.10 of this Agreement, nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.

   8.7. ASSIGNMENT. This Agreement and the rights and obligations hereunder may not be assigned by the Company or the Minority Investor without the written consent of the other party hereto.

   8.8. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

   8.9. FURTHER ASSURANCES. From time to time on and after the Closing Date, the parties will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as any party may reasonably request in order to more effectively effect or confirm the transactions contemplated by this Agreement and to carry out the purposes hereof.

   8.10. NO RELIANCE. The Minority Investor acknowledges that it is not relying upon any other investors in Sylvan Ventures who may enter into a similar agreement with the Company ("OTHER MINORITY INVESTOR") or any officer, director, stockholder, employee, agent, partner, member or affiliate of such Other Minority Investor in making its decision to enter into this Agreement.

   8.11. SEVERABILITY. No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or the remainder of such section.

   8.12. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, contains the entire understanding and agreement among the parties, or between or among any of them, and supersedes any prior understandings or agreements between or among any of them, with respect to the subject matter hereof.

   8.13. GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the laws of the State of Maryland.


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   IN WITNESS WHEREOF, the Company and each of the Minority Investors have executed this Purchase Agreement as of the date first above written.

Company                                Sylvan Learning Systems, Inc.


                                       By:    /s/ Sean R. Creamer
                                             -----------------------------------
                                       Name:  Sean R. Creamer
                                             -----------------------------------
                                       Title: Senior Vice President and Chief
                                              Financial Officer
                                             -----------------------------------


Minority Investor                      Incubator Investment, LLC


                                       By:    /s/ Michael T. Davies
                                             -----------------------------------
                                       Name:  Michael T. Davies
                                             -----------------------------------
                                       Title: Secretary and Treasurer
                                             -----------------------------------